HYPERION TOTAL RETURN FUND, INC. (the "Registrant")
                    Form N-SAR for the period ending November 30, 1999
                             File Number 811-05820





This report is signed on behalf of the Registrant in the City of New York and the State of New York on the 28th day of January, 2000.




HYPERION TOTAL RETURN FUND, INC.






                                               By:      /s/ Clifford E. Lai
                                                          Clifford E. Lai
                                                          President




Witness:   /s/ Joseph Tropeano
             Joseph Tropeano
             Assistant Secretary